Exhibit 3.2

2U, INC.

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

2U, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:                                          The name of the Company is 2U, Inc.

SECOND:                           The Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 2008, under the name 2Tor Inc.  The Certificate of Incorporation was last amended and restated by the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 3, 2012.  Certificates of Amendment of the Sixth Amended and Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on August 6, 2012, October 11, 2012 and December 24, 2013.

THIRD:                                      This Seventh Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Company and by the holders of the requisite number of shares of the Company’s issued and outstanding capital stock entitled to vote thereon in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

FOURTH:                         The Seventh Amended and Restated Certificate of Incorporation as so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by reference in its entirety.

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IN WITNESS WHEREOF, 2U, Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this          day of                 , 2014.

2U, INC.

By:	/s/ Christopher J. Paucek
Christopher J. Paucek
Chief Executive Officer

Exhibit A

2U, INC.

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

I.

The name of this corporation is 2U, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808.  The name of its registered agent at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A.                                    The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of all classes of capital stock which the Company shall have authority to issue is Two Hundred Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and Five Million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

B.                                    The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Company (the “Board”) is hereby expressly authorized to provide for the issue of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, including the price, terms and conditions of any redemption features, conversion or exchange features and prices, adjustments thereto, priority, parity and junior designations, each as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL.  The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.                                    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).  No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

D.                                    No holder of Common Stock shall be entitled to preemptive or subscription rights.

E.                                    Subject to applicable law and the preferential rights as to dividends of the holders of all classes or series of Preferred Stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

F.                                     In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors and to the holders of any Preferred Stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

G.                                   Subject to the requirements of applicable law, the Company shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Company shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

V.

A.                                    MANAGEMENT OF BUSINESS.  The management of the business and the conduct of the affairs of the Company shall be vested in its Board.

B.                                    BOARD OF DIRECTORS.

1.                                      Number.  The number of directors that shall constitute the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board; provided that in no event shall the total number of directors constituting the entire Board be less than five (5) nor more than fifteen (15).  Election of directors need not be by written ballot.

2.                                      Term.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively.  The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective.  Each class shall consist, as nearly as possible, of one-third of the total number of authorized directors. At the first annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.  Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

3.                                      Removal.

a.                                      Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board nor any individual director may be removed without cause.

b.                                      Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

4.                                      Vacancies.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or for the remaining term of the directors of the class to which such director was added.  Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors so elected shall not be divided into classes pursuant to this Section (B)(4) unless expressly provided by the terms of such Preferred Stock.

C.                                    BYLAW AMENDMENTS.  The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company.  Any adoption, amendment or repeal of the Bylaws of the Company by the Board shall require the approval of a majority of the authorized number of directors.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Seventh Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

D.                                    ACTION BY STOCKHOLDERS.  No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and the right of stockholders to act by written consent in lieu of a meeting shall thereafter be specifically denied.

E.                                    ADVANCE NOTICE.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

F.                                     SPECIAL MEETINGS.  Special meetings of the stockholders of the Company may be called only by the Chairman of the Board, a majority of the members of the Board pursuant to a resolution approved by the Board, or a committee of the Board that has been duly designated by the Board and the powers of which specifically include the authority to call such meetings, and special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

VI.

A.                                    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B.                                    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Seventh Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided, however, that, in the event the Court of Chancery of the State of Delaware lacks jurisdiction over any such proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A.                                    The Company reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.                                    Notwithstanding any other provisions of this Seventh Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Company required by law or by this Seventh Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, including by means of the filing of any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII of this Seventh Amended and Restated Certificate of Incorporation.

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